MIC

125 West 55th Street New York, NY10019 United States	Telephone Facsimile Internet:	+1 212 231 1825 +1 212 231 1828 www.macquarie.com/mic
FOR IMMEDIATE RELEASE

MIC REPORTS SECOND QUARTER 2019 FINANCIAL AND
OPERATIONAL RESULTS

•	Results from operating businesses broadly in line with management's expectations

•	Quarterly cash dividend of $1.00 per share authorized

•	Average storage utilization at IMTT increased sequentially to 82.9% in the second quarter of 2019; current utilization approximately 83.5%

•	Stable GA flight activity supports improved contribution by Atlantic Aviation

•	2018 rate case, sale of mechanical contractor business improved results at MIC Hawaii

•
Sales of operating wind portfolio, all but one facility in operating solar portfolio and majority interest in solar development business closed in July; substantially completes exit of smaller and non-core businesses

•	Leverage reduced to 3.6x net debt / EBITDA proforma for net sale proceeds, deconsolidation of debt

•	$350 million of 2.875% Convertible Senior Notes repaid at maturity on July 15, 2019

•	Full year 2019 EBITDA and Free Cash Flow guidance for operating businesses reaffirmed, revised lower for Corporate and Other segment

•	Guidance for growth capital deployment reduced as historically high water level slows projects on Mississippi River

New York, July 31, 2019 — Macquarie Infrastructure Corporation (NYSE: MIC) today announced its second quarter 2019 financial results including the generation of net income from continuing operations of $6 million, down 78% versus the second quarter in 2018 (prior comparable period). The decline in net income was driven by a reduction in revenue and higher interest expense comprising largely non-cash changes in the fair value of interest rate hedging instruments, partially offset by a reduction in costs including fees to MIC’s external manager.
The decline in revenue to $416 million from $436 million primarily reflects a previously reported reduction in storage utilization at the Company’s bulk liquid storage terminal business, International-Matex Tank Terminals (“IMTT”), and the absence of revenue from businesses that were sold in 2018. The decline was partially offset by revenue growth at the Company’s aviation services business, Atlantic Aviation, as a result of increases in the volume of jet fuel sold and hangar rental revenue.
Overall expenses declined primarily due to lower cost of services, partially offset by an increase in selling, general and administrative expenses. Selling, general and administrative expenses were higher as a result of higher professional services fees and increases in salaries and benefits primarily related to the implementation of new long-term incentive plans for senior management of MIC's operating businesses. The expenses recorded in connection with the incentive plans are non-cash accruals that are expected to be settled with the issuance of MIC shares, subject to plan participants exceeding performance hurdles.
Reported interest expense increased to $46 million from $25 million in the prior comparable period as a result of non-cash losses on interest rate hedges in 2019 and higher debt balances. Excluding the derivative losses, cash interest rose to $31 million from $25 million primarily as a result of an increase in the debt balance outstanding at Atlantic Aviation. A portion of the proceeds from the increase were used to fully repay a tranche of holding company level Convertible Senior Notes in July 2019.
Fees payable to MIC’s external manager declined to $7 million from $11 million as a result of the manager’s waiver in November 2018 of certain elements of the base management fee to which it was otherwise entitled and a decline in the market capitalization of the Company.

MIC reported Adjusted EBITDA excluding non-cash items from continuing operations of $134 million, down 8% versus the prior comparable period. The reduced earnings contribution from IMTT was partially offset by improved results at each of Atlantic Aviation and MIC Hawaii.
Cash generated by operating activities during the quarter ended June 30, 2019 declined 6% to $108 million versus the prior comparable period, primarily due to lower earnings and a higher interest expense, partially offset by favorable movements in working capital and lower taxes.
Adjusted Free Cash Flow from continuing operations was $88 million, down 19% versus the prior comparable period. The result reflects the lower reported EBITDA as well as increases in interest expense and maintenance capital expenditures, partially offset by lower cash taxes.
MIC’s Chief Executive Officer, Christopher Frost, said: “MIC’s results for the second quarter of 2019 were largely consistent with our guidance and reflect both the importance of a diversified portfolio of infrastructure businesses as well as the effective execution of our strategy, particularly with respect to streamlining our portfolio and strengthening our balance sheet.”
“Atlantic Aviation and MIC Hawaii continued to perform well and offset the majority of the year on year decrease in the contribution from IMTT; Atlantic Aviation's results benefitted from stable general aviation flight activity and improved margins on fuel sales; results for IMTT were consistent with our expectations and we have been pleased with the level of interest in contracting for bulk liquid storage and logistics services, particularly along the Lower Mississippi River; MIC Hawaii’s contribution reflects the implementation of new utility rates in July 2018 and the essential services nature of that business. Collectively, the underlying performance of our businesses was solid, as anticipated,” Frost added.
In July 2019, MIC successfully closed on the sales of its operating wind power portfolio, all but one of the facilities in its operating solar power portfolio and its majority interest in a developer of solar projects. The sale of the remaining solar facility is expected to close in early August 2019. Following the final closing, the sales will have generated total gross proceeds of approximately $276 million and MIC will have deconsolidated approximately $297 million of debt. The net proceeds, after transaction fees and taxes, are expected to be used to fund a portion of future growth projects across MIC’s portfolio. The sales substantially complete efforts by the Company to exit smaller and non-core businesses.
At maturity on July 15, 2019, MIC repaid the entirety of a $350 million tranche of 2.875% Convertible Senior Notes outstanding using cash on hand. Together with the effects of the sales of its renewable power businesses, MIC’s gross debt was reduced to approximately $2.7 billion at July 31, 2019 and its proforma leverage ratio was reduced to 3.6x net debt / EBITDA.
MIC currently expects to deploy between $250 and $275 million of capital in support of growth projects across its businesses in 2019. The forecast range was reduced from between $275 and $300 million as a consequence of work on certain projects at IMTT’s Louisiana terminals having been slowed by the historically high level of the Mississippi River. The delays are not expected to have a material impact on MIC’s financial results for 2019 as the effected projects would not have been completed until late 2019 and early 2020. MIC deployed $91 million of growth capital through the end of the second quarter.
Based on its financial and operating results for the quarter, MIC reaffirmed its full-year 2019 guidance for its operating businesses and revised guidance for its Corporate and Other segment lower by $10 million. The forecast increase in Corporate and Other expenses reflects the earlier than anticipated conclusion of a relationship with a developer of solar power projects, ongoing litigation costs and professional services fees including consulting fees incurred in conjunction with an evaluation of opportunities for improved efficiencies. In total, the Company currently expects to generate between $600 and $625 million of Adjusted EBITDA excluding non-cash items.

IMTT:	$287 – $297 million
Atlantic Aviation:	$275 – $285 million
MIC Hawaii:	$60 – $65 million
Corporate and Other:	$(22) million
Reflective of the increased corporate expenses, MIC also reduced its guidance for the generation of Adjusted Free Cash Flow to a range of $390 and $435 million in 2019.
With respect to the Company’s guidance for EBITDA and Free Cash Flow in 2019, a reconciliation of EBITDA to net income (loss), the most comparable GAAP measure and a reconciliation of Free Cash Flow to cash from operating activities, the most comparable GAAP measure, are not available without unreasonable effort due to the Company’s limited visibility into and inability to make accurate projections and estimates of items including management fees, hedging agreements, depreciation and any (benefit) provision for income taxes. These items may vary greatly from year to year and could significantly impact MIC’s results as reported in accordance with GAAP.

Second Quarter 2019 Segment Results
Each of MIC’s operating businesses reported an increase in selling, general and administrative expenses related to the implementation of a new, long-term incentive compensation program for senior management of its operating businesses. The expenses are non-cash but serve to reduce reported net income by $1 million in total.

•
IMTT generated EBITDA of $64 million, down 14% compared with the second quarter in 2018 primarily as a result of the reduction in average capacity utilization to 82.9% from 86.1% in the prior comparable period and higher selling, general and administrative expenses. IMTT contracted storage capacity for petroleum products on the Lower Mississippi River during the quarter and customer inquiries regarding storage related to the implementation of IMO 2020 on January 1, 2020 have increased.

IMTT currently believes that storage utilization rates will average in the low- to mid-80s percent range in 2019. Storage utilization is expected to be in the mid- to high-80s percent range at year end.

•
Atlantic Aviation generated EBITDA of $62 million, up 3% versus the prior comparable period. Increases in fuel sales and hangar rental revenue were partially offset by higher salaries and benefits as well as repairs and maintenance. General aviation flight activity, as reported by the Federal Aviation Administration, was flat in the second quarter of 2019 compared with the same period in 2018.

•
MIC Hawaii generated EBITDA of $14 million, up 27% compared with the second quarter in 2018, as a result of the implementation of new utility rates in July 2018 and the absence of losses related to a business that was sold in November 2018. The gains were partially offset by a decline in the volume of gas products sold.

•
MIC’s Corporate and Other segment recorded increased professional services fees and a reduction in income from a relationship with a developer of solar power projects. These resulted in a decrease in segment EBITDA to ($8) million for the quarter compared with ($4) million in the prior comparable period. The relationship with the solar project developer was concluded in July 2019.

Second Quarter 2019 Dividend
The MIC board of directors authorized a cash dividend of $1.00 per share, or $4.00 annualized, for the second quarter of 2019 consistent with guidance provided to the market in February 2019. The dividend will be payable August 15, 2019 to shareholders of record on August 12, 2019 and together with the first quarter dividend paid in May represents a distribution of approximately 70% of MIC’s Adjusted Free Cash Flow from continuing operations year to date.
MIC reaffirmed its previous guidance for a distribution of $1.00 per share in each of the third and fourth quarters in 2019. The Company expects to distribute approximately 83.5% of its Adjusted Free Cash Flow for the full year as dividends.

Summary Financial Information

	Quarter Ended June 30,		Change Favorable/ (Unfavorable)		Six Months Ended June 30,		Change Favorable/ (Unfavorable)
	2019	2018	$	%	2019	2018	$	%
	($ In Millions, Except Share and Per Share Data) (Unaudited)
GAAP Metrics
Continuing Operations
Net income	$6	$27	(21)	(78)	$70	$67	3	4
Net income per share attributable to MIC	0.07	0.32	(0.25)	(78)	0.81	0.79	0.02	3
Cash provided by operating activities	108	115	(7)	(6)	259	245	14	6
Discontinued Operations
Net income	$3	$9	(6)	(67)	$8	$16	(8)	(50)
Net income per share attributable to MIC	0.06	0.13	(0.07)	(54)	0.13	0.57	(0.44)	(77)
Cash provided by (used in) operating activities	2	7	(5)	(71)	(11)	21	(32)	(152)
Weighted average number of shares outstanding: basic	86,073,372	85,082,209	991,163	1	85,973,308	84,952,551	1,020,757	1
MIC Non-GAAP Metrics
EBITDA excluding non-cash items – continuing operations	$132	$141	(9)	(6)	$334	$302	32	11
Investment and acquisition/disposition costs	2	5	(3)	(60)	3	6	(3)	(50)
Adjusted EBITDA excluding non-cash items – continuing operations	$134	$146	(12)	(8)	$337	$308	29	9
Cash interest	$(31)	$(25)	(6)	(24)	$(59)	$(48)	(11)	(23)
Cash taxes	(2)	(4)	2	50	(9)	(8)	(1)	(13)
Maintenance capital expenditures	(13)	(8)	(5)	(63)	(23)	(18)	(5)	(28)
Adjusted Free Cash Flow – continuing operations	$88	$109	(21)	(19)	$246	$234	12	5
EBITDA excluding non-cash items – discontinued operations	$12	$28	(16)	(57)	$22	$48	(26)	(54)
Cash interest	(5)	(7)	2	29	(8)	(14)	6	43
Maintenance capital expenditures	—	(1)	1	100	—	(1)	1	100
Free Cash Flow – discontinued operations	$7	$20	(13)	(65)	$14	$33	(19)	(58)
Adjusted Free Cash Flow - consolidated	$95	$129	(34)	(26)	$260	$267	(7)	(3)

Conference Call and Webcast
When: MIC has scheduled a conference call for 8:00 a.m. Eastern Time on Thursday, August 1, 2019 during which management will review and comment on the second quarter 2019 results.
How: To listen to the conference call dial +1(650) 521-5252 or +1(877) 852-2928 at least ten minutes prior to the scheduled start time. A webcast of the call will be accessible via the Company’s website at www.macquarie.com/mic. Allow extra time prior to the call to visit the site and download the software needed to listen to the webcast.
Supplemental Materials: MIC will prepare slides in support of its conference call. The materials will be available for downloading from the Company’s website prior to the call.
Replay: For interested individuals unable to participate in the live conference call, a replay will be available after 2:00 p.m. on August 1, 2019 through midnight on August 7, 2019, at +1(404) 537-3406 or +1(855) 859-2056, Passcode: 4966803. An online archive of the webcast will be available on the Company’s website for one year following the call.
About MIC
MIC owns and operates a diversified group of businesses providing basic services to customers in the United States. Its businesses consist of a bulk liquid terminals business, International-Matex Tank Terminals; an airport services business, Atlantic Aviation; and entities comprising an energy services, production and distribution segment, MIC Hawaii. For additional information, please visit the MIC website at www.macquarie.com/mic.

Use of Non-GAAP Measures
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow
In addition to MIC’s results under U.S. GAAP, the Company uses certain non-GAAP measures to assess the performance and prospects of its businesses. In particular, MIC uses EBITDA excluding non-cash items and Free Cash Flow.
MIC measures EBITDA excluding non-cash items as a reflection of its businesses’ ability to effectively manage the volume of products sold or services provided, the operating margin earned on those transactions and the management of operating expenses independent of the capitalization and tax attributes of those businesses. The Company believes investors use EBITDA excluding non-cash items primarily as a measure to assess the operating performance of its businesses and to make comparisons with the operating performance of other businesses whose depreciation and amortization expense may vary widely from MIC’s, particularly where acquisitions and other non-operating factors are involved. MIC defines EBITDA excluding non-cash items as net income (loss) or earnings —the most comparable GAAP measure— before interest, taxes, depreciation and amortization and non-cash items including impairments, unrealized derivative gains and losses, adjustments for other non-cash items and pension expense reflected in the statements of operations. EBITDA excluding non-cash items also excludes base management fees and performance fees, if any, whether paid in cash or stock.
The Company’s businesses can be characterized as owners of high-value, long-lived assets capable of generating substantial Free Cash Flow. MIC defines Free Cash Flow as cash from operating activities —the most comparable GAAP measure — which includes cash paid for interest, taxes and pension contributions, less maintenance capital expenditures, which includes principal repayments on capital lease obligations used to fund maintenance capital expenditures and excludes changes in working capital.
Management uses Free Cash Flow as a measure of its ability to provide investors with an attractive risk-adjusted return by sustaining and potentially increasing MIC’s quarterly cash dividend and funding a portion of the Company’s growth. GAAP metrics such as net income (loss) do not provide MIC management with the same level of visibility to into the performance and prospects of the business as a result of: (i) the capital intensive nature of MIC’s businesses and the generation of non-cash depreciation and amortization; (ii) shares issued to the Company’s external manager under the Management Services Agreement, (iii) the Company’s ability to defer all or a portion of current federal income taxes; (iv) non-cash unrealized gains or losses on derivative instruments; (v) gains (losses) on disposal of assets; (vi) non-cash compensation expenses related to a long-term incentive compensation plan for senior management of the operating businesses implemented in 2019; and (vii) pension expense. Pension expenses primarily consist of interest expense, expected return on plan assets and amortization of actuarial and performance gains and losses. Any cash contributions to pension plans are reflected as a reduction in Free Cash Flow and are not included in pension expense. Management believes that external consumers of its financial statements, including investors and research analysts, use Free Cash Flow both to assess the Company’s performance and as an indicator of its success in generating an attractive risk-adjusted return.
In its Quarterly Report on Form 10-Q, the Company has disclosed Free Cash Flow on a consolidated basis and for each of its operating segments and MIC Corporate. Management believes that both EBITDA excluding non-cash items and Free Cash Flow support a more complete and accurate understanding of the financial and operating performance of its businesses than would otherwise be achieved using GAAP results alone.
Free Cash Flow does not take into consideration required payments on indebtedness and other fixed obligations or other cash items that are excluded from MIC’s definition of Free Cash Flow. Management notes that Free Cash Flow may be calculated differently by other companies thereby limiting its usefulness as a comparative measure. Free Cash Flow should be used as a supplemental measure to help understand MIC’s financial performance and not in lieu of its financial results reported under GAAP.
See the tables below for a reconciliation of Net Income (loss) to EBITDA excluding non-cash items from continuing operations and a reconciliation of cash provided by operating activities from continuing operations to Free Cash Flow from continuing operations.
Classification of Maintenance Capital Expenditures and Growth Capital Expenditures
MIC categorizes capital expenditures as either maintenance capital expenditures or growth capital expenditures. As neither maintenance capital expenditure nor growth capital expenditure is a GAAP term, the Company has adopted a framework to categorize specific capital expenditures. In broad terms, maintenance capital expenditures primarily maintain MIC’s businesses at current levels of operations, capability, profitability or cash flow, while growth capital expenditures primarily provide new or enhanced levels of operations, capability, profitability or cash flow. Management considers a number of factors in determining whether a specific capital expenditure will be classified as maintenance or growth.

MIC does not bifurcate specific capital expenditures into growth and maintenance components. Each discrete capital expenditure is considered within the above framework and the entire capital expenditure is classified as either maintenance or growth.
Forward-Looking Statements
This press release contains forward-looking statements. MIC may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release are subject to a number of risks and uncertainties, some of which are beyond MIC’s control including, among other things: changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, complete growth projects, deploy growth capital and manage growth, make and finance future acquisitions, and implement its strategy; the regulatory environment; demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks; fuel and gas and other commodity costs; its ability to recover increases in costs from customers, cybersecurity risks, work interruptions or other labor stoppages; risks associated with acquisitions or dispositions, litigation risks; risks related to its shared services initiative and its ability to achieve cost savings; reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.
MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
MIC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of MIC do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of MIC.

For further information, please contact:

Investors: Jay Davis Investor Relations MIC 212-231-1825	Media: Melissa McNamara Corporate Communications MIC 212-231-1667

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS
($ in Millions, Except Share Data)

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$573	$589
Restricted cash	17	23
Accounts receivable, net of allowance for doubtful accounts	97	95
Inventories	31	29
Prepaid expenses	16	13
Fair value of derivative instruments	4	11
Other current assets	34	12
Current assets held for sale(1)	730	648
Total current assets	1,502	1,420
Property, equipment, land and leasehold improvements, net	3,127	3,141
Operating lease assets, net	326	—
Investment in unconsolidated business	9	8
Goodwill	2,043	2,043
Intangible assets, net	759	789
Fair value of derivative instruments	4	15
Other noncurrent assets	13	28
Total assets	$7,783	$7,444
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Due to Manager-related party	$3	$3
Accounts payable	49	38
Accrued expenses	72	86
Current portion of long-term debt	364	361
Operating lease liabilities – current	20	—
Other current liabilities	45	33
Current liabilities held for sale(1)	388	317
Total current liabilities	941	838
Long-term debt, net of current portion	2,653	2,653
Deferred income taxes	685	681
Operating lease liabilities – noncurrent	312	—
Other noncurrent liabilities	154	155
Total liabilities	4,745	4,327
Commitments and contingencies	—	—
Stockholders’ equity(2):
Additional paid in capital	$1,354	$1,510
Accumulated other comprehensive loss	(28)	(30)
Retained earnings	1,566	1,485
Total stockholders’ equity	2,892	2,965
Noncontrolling interests(3)	146	152
Total equity	3,038	3,117
Total liabilities and equity	$7,783	$7,444
___________

(1)
See Note 3, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Condensed Financial Statements in Part 1 of Form 10-Q for the quarter ended June 30, 2019, for further discussion on assets and liabilities held for sale.

(2)
The Company is authorized to issue the following classes of stock: (i) 500,000,000 shares of common stock, par value $0.001 per share. At June 30, 2019 and December 31, 2018, the Company had 86,195,946 shares and 85,800,303 shares of common stock issued and outstanding, respectively; (ii) 100,000,000 shares of preferred stock, par value $0.001 per share. At June 30, 2019 and December 31, 2018, no preferred stocks were issued or outstanding; and (iii) 100 shares of special stock, par value $0.001 per share, issued and outstanding to its Manager as at June 30, 2019 and December 31, 2018.

(3)
Includes $138 million and $141 million of noncontrolling interest related to discontinued operations at June 30, 2019 and December 31, 2018. See Note 3, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Condensed Financial Statements in Part 1 of Form 10-Q for the quarter ended June 30, 2019, for further discussions.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
($ in Millions, Except Share and Per Share Data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue
Service revenue	$355	$376	$773	$779
Product revenue	61	60	125	124
Total revenue	416	436	898	903
Costs and expenses
Cost of services	162	180	330	367
Cost of product sales	45	41	85	89
Selling, general and administrative	84	82	164	162
Fees to Manager-related party	7	11	15	24
Depreciation	48	47	96	94
Amortization of intangibles	15	17	30	33
Total operating expenses	361	378	720	769
Operating income	55	58	178	134
Other income (expense)
Interest income	1	—	4	—
Interest expense(1)	(46)	(25)	(88)	(43)
Other (expense) income, net	(2)	6	2	6
Net income from continuing operations before income taxes	8	39	96	97
Provision for income taxes	(2)	(12)	(26)	(30)
Net income from continuing operations	$6	$27	$70	$67
Discontinued Operations(2)
Net income from discontinued operations before income taxes	$5	$9	$8	$15
(Provision) benefit for income taxes	(2)	—	—	1
Net income from discontinued operations	$3	$9	$8	$16
Net income	$9	$36	$78	$83
Net income from continuing operations	$6	$27	$70	$67
Net income from continuing operations attributable to MIC	$6	$27	$70	$67
Net income from discontinued operations	$3	$9	$8	$16
Less: net loss attributable to noncontrolling interests	$(2)	$(2)	$(3)	$(32)
Net income from discontinued operations attributable to MIC	$5	$11	$11	$48
Net income attributable to MIC	$11	$38	$81	$115
Basic income per share from continuing operations attributable to MIC	$0.07	$0.32	$0.81	$0.79
Basic income per share from discontinued operations attributable to MIC	0.06	0.13	0.13	0.57
Basic income per share attributable to MIC	$0.13	$0.45	$0.94	$1.36
Weighted average number of shares outstanding: basic	86,073,372	85,082,209	85,973,308	84,952,551
Diluted income per share from continuing operations attributable to MIC	$0.07	$0.32	$0.81	$0.79
Diluted income per share from discontinued operations attributable to MIC	0.06	0.13	0.13	0.57
Diluted income per share attributable to MIC	$0.13	$0.45	$0.94	$1.36
Weighted average number of shares outstanding: diluted	86,099,111	85,091,945	85,998,006	84,962,138
Cash dividends declared per share	$1.00	$1.00	$2.00	$2.00
___________

(1)
Interest expense includes losses on derivative instruments of $8 million and $12 million for the quarter and six months ended June 30, 2019, respectively. Interest expense includes gains on derivative instruments of $4 million and $14 million for the quarter and six months ended June 30, 2018, respectively.

(2)
See Note 3, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Condensed Financial Statements in Part 1 of Form 10-Q for the quarter ended June 30, 2019, for discussions on businesses classified as held for sale.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in Millions)

	Six Months Ended June 30,
	2019	2018
Operating activities
Net income from continuing operations	$70	$67
Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Depreciation and amortization of property and equipment	96	94
Amortization of intangible assets	30	33
Amortization of debt financing costs	5	4
Amortization of debt discount	2	2
Adjustments to derivative instruments	22	(7)
Fees to Manager-related party	15	24
Deferred taxes	17	22
Other non-cash expense, net	9	7
Changes in other assets and liabilities, net of acquisitions:
Accounts receivable	(2)	15
Inventories	(1)	(2)
Prepaid expenses and other current assets	(11)	—
Accounts payable and accrued expenses	1	(15)
Income taxes payable	3	1
Other, net	3	—
Net cash provided by operating activities from continuing operations	259	245
Investing activities
Acquisitions of businesses and investments, net of cash, cash equivalents and restricted cash acquired	—	(12)
Purchases of property and equipment	(102)	(86)
Loan to project developer	(1)	(18)
Loan repayment from project developer	—	17
Proceeds from sale of business, net of cash divested	—	41
Net cash used in investing activities from continuing operations	(103)	(58)
Financing activities
Proceeds from long-term debt	—	209
Payment of long-term debt	(3)	(156)
Dividends paid to common stockholders	(172)	(207)
Debt financing costs paid	(1)	(3)
Net cash used in financing activities from continuing operations	(176)	(157)
Net change in cash, cash equivalents and restricted cash from continuing operations	(20)	30

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS – (continued)
(Unaudited)
($ in Millions)

	Six Months Ended June 30,
	2019	2018
Cash flows (used in) provided by discontinued operations:
Net cash (used in) provided by operating activities	$(11)	$21
Net cash used in investing activities	(16)	(24)
Net cash provided by (used in) financing activities	27	(14)
Net cash used in discontinued operations	—	(17)

Effect of exchange rate changes on cash and cash equivalents	—	(1)

Net change in cash, cash equivalents and restricted cash	(20)	12
Cash, cash equivalents and restricted cash, beginning of period	629	72
Cash, cash equivalents and restricted cash, end of period	$609	$84
Supplemental disclosures of cash flow information from continuing operations:
Non-cash investing and financing activities:
Accrued purchases of property and equipment	$13	$15
Issuance of shares to Manager	15	22
Issuance of shares to Independent Directors	1	1
Taxes paid, net	6	8
Interest paid, net	67	51
The following table provides a reconciliation of cash, cash equivalents and restricted cash from both continuing and discontinued operations reported within the consolidated condensed balance sheets that is presented in the consolidated condensed statements of cash flows:

	As of June 30,
	2019	2018
Cash and cash equivalents	$573	$53
Restricted cash – current	17	11
Cash, cash equivalents and restricted cash included in assets held for sale(1)	19	20
Total of cash, cash equivalents and restricted cash shown in the consolidated condensed statement of cash flows	$609	$84
___________

(1)
Represents cash, cash equivalents and restricted cash related to businesses classified as held for sale. See Note 3, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Condensed Financial Statements in Part 1 of Form 10-Q for the quarter ended June 30, 2019, for further discussion.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS – MD&A

	Quarter Ended June 30,		Change Favorable/(Unfavorable)		Six Months Ended June 30,		Change Favorable/(Unfavorable)
	2019	2018	$	%	2019	2018	$	%
	($ In Millions, Except Share and Per Share Data) (Unaudited)
Revenue
Service revenue	$355	$376	(21)	(6)	$773	$779	(6)	(1)
Product revenue	61	60	1	2	125	124	1	1
Total revenue	416	436	(20)	(5)	898	903	(5)	(1)
Costs and expenses
Cost of services	162	180	18	10	330	367	37	10
Cost of product sales	45	41	(4)	(10)	85	89	4	4
Selling, general and administrative	84	82	(2)	(2)	164	162	(2)	(1)
Fees to Manager-related party	7	11	4	36	15	24	9	38
Depreciation	48	47	(1)	(2)	96	94	(2)	(2)
Amortization of intangibles	15	17	2	12	30	33	3	9
Total operating expenses	361	378	17	4	720	769	49	6
Operating income	55	58	(3)	(5)	178	134	44	33
Other income (expense)
Interest income	1	—	1	NM	4	—	4	NM
Interest expense(1)	(46)	(25)	(21)	(84)	(88)	(43)	(45)	(105)
Other (expense) income, net	(2)	6	(8)	(133)	2	6	(4)	(67)
Net income from continuing operations before income taxes	8	39	(31)	(79)	96	97	(1)	(1)
Provision for income taxes	(2)	(12)	10	83	(26)	(30)	4	13
Net income from continuing operations	$6	$27	(21)	(78)	$70	$67	3	4
Discontinued Operations
Net income from discontinued operations before income taxes	$5	$9	(4)	(44)	$8	$15	(7)	(47)
(Provision) benefit for income taxes	(2)	—	(2)	NM	—	1	(1)	(100)
Net income from discontinued operations	$3	$9	(6)	(67)	$8	$16	(8)	(50)
Net income	$9	$36	(27)	(75)	$78	$83	(5)	(6)
Net income from continuing operations	$6	$27	(21)	(78)	$70	$67	3	4
Net income from continuing operations attributable to MIC	$6	$27	(21)	(78)	$70	$67	3	4
Net income from discontinued operations	$3	$9	(6)	(67)	$8	$16	(8)	(50)
Less: net loss attributable to noncontrolling interests	(2)	(2)	—	—	(3)	(32)	(29)	(91)
Net income from discontinued operations attributable to MIC	$5	$11	(6)	(55)	$11	$48	(37)	(77)
Net income attributable to MIC	$11	$38	(27)	(71)	$81	$115	(34)	(30)
Basic income per share from continuing operations attributable to MIC	$0.07	$0.32	(0.25)	(78)	$0.81	$0.79	0.02	3
Basic income per share from discontinued operations attributable to MIC	0.06	0.13	(0.07)	(54)	0.13	0.57	(0.44)	(77)
Basic income per share attributable to MIC	$0.13	$0.45	(0.32)	(71)	$0.94	$1.36	(0.42)	(31)
Weighted average number of shares outstanding: basic	86,073,372	85,082,209	991,163	1	85,973,308	84,952,551	1,020,757	1
___________
NM — Not meaningful

(1)
Interest expense includes losses on derivative instruments of $8 million and $12 million for the quarter and six months ended June 30, 2019, respectively. For the quarter and six months ended June 30, 2018, interest expense includes gains on derivative instruments of $4 million and $14 million, respectively.

MACQUARIE INFRASTRUCTURE CORPORATION

RECONCILIATION OF CONSOLIDATED NET INCOME TO EBITDA EXCLUDING
NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Quarter Ended June 30,		Change Favorable/(Unfavorable)		Six Months Ended June 30,		Change Favorable/(Unfavorable)
	2019	2018	$	%	2019	2018	$	%
	($ In Millions) (Unaudited)
Net income from continuing operations	$6	$27			70	67
Interest expense, net(1)	45	25			84	43
Provision for income taxes	2	12			26	30
Depreciation	48	47			96	94
Amortization of intangibles	15	17			30	33
Fees to Manager-related party	7	11			15	24
Other non-cash expense, net(2)	9	2			13	11
EBITDA excluding non-cash items-continuing operations	$132	$141	(9)	(6)	$334	$302	32	11
EBITDA excluding non-cash items-continuing operations	$132	$141			$334	$302
Interest expense, net(1)	(45)	(25)			(84)	(43)
Adjustments to derivative instruments recorded in interest expense(1)	11	(2)			18	(11)
Amortization of debt financing costs(1)	2	1			5	4
Amortization of debt discount(1)	1	1			2	2
Provision for current income taxes	(2)	(4)			(9)	(8)
Changes in working capital	9	3			(7)	(1)
Cash provided by operating activities-continuing operations	108	115			259	245
Changes in working capital	(9)	(3)			7	1
Maintenance capital expenditures	(13)	(8)			(23)	(18)
Free cash flow-continuing operations	86	104	(18)	(17)	243	228	15	7
Free cash flow-discontinued operations	7	20	(13)	(65)	14	33	(19)	(58)
Total Free Cash Flow	$93	$124	(31)	(25)	$257	$261	(4)	(2)
___________

(1)
Interest expense, net, includes adjustments to derivative instruments, non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.

(2)
Other non-cash expense, net, primarily includes pension expense of $2 million and $4 million for the quarter and six month periods ended June 30, 2019 and 2018, respectively, unrealized gains (losses) on commodity hedges, expenses related to a long-term incentive compensation plan for senior management of the operating businesses implemented in 2019 and non-cash gains (losses) related to the disposal of assets. Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

MACQUARIE INFRASTRUCTURE CORPORATION

RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO EBITDA
EXCLUDING NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED
BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW
IMTT

	Quarter Ended June 30,		Change Favorable/(Unfavorable)		Six Months Ended June 30,		Change Favorable/(Unfavorable)
	2019	2018			2019	2018
	$	$	$	%	$	$	$	%
	($ In Millions) (Unaudited)
Revenue	119	129	(10)	(8)	280	268	12	4
Cost of services	49	50	1	2	99	104	5	5
Selling, general and administrative expenses	9	8	(1)	(13)	17	17	—	—
Depreciation and amortization	33	33	—	—	66	66	—	—
Operating income	28	38	(10)	(26)	98	81	17	21
Interest expense, net(1)	(15)	(11)	(4)	(36)	(28)	(19)	(9)	(47)
Provision for income taxes	(4)	(8)	4	50	(20)	(18)	(2)	(11)
Net income	9	19	(10)	(53)	50	44	6	14
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	9	19			50	44
Interest expense, net(1)	15	11			28	19
Provision for income taxes	4	8			20	18
Depreciation and amortization	33	33			66	66
Other non-cash expenses, net(2)	3	3			4	5
EBITDA excluding non-cash items	64	74	(10)	(14)	168	152	16	11
EBITDA excluding non-cash items	64	74			168	152
Interest expense, net(1)	(15)	(11)			(28)	(19)
Adjustments to derivative instruments recorded in interest expense(1)	5	(1)			7	(5)
Amortization of debt financing costs(1)	—	—			1	—
Provision for current income taxes	(1)	(4)			(12)	(8)
Changes in working capital	2	6			10	11
Cash provided by operating activities	55	64			146	131
Changes in working capital	(2)	(6)			(10)	(11)
Maintenance capital expenditures	(8)	(5)			(14)	(12)
Free cash flow	45	53	(8)	(15)	122	108	14	13

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.

(2)
Other non-cash expenses, net, primarily includes pension expense of $2 million and $4 million for the quarter and six month periods ended June 30, 2019 and 2018, respectively, and expenses related to a long-term incentive compensation plan implemented in 2019. Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

Atlantic Aviation

	Quarter Ended June 30,		Change Favorable/(Unfavorable)		Six Months Ended June 30,		Change Favorable/(Unfavorable)
	2019	2018			2019	2018
	$	$	$	%	$	$	$	%
	($ In Millions) (Unaudited)
Revenue	236	233	3	1	494	480	14	3
Cost of services (exclusive of depreciation and amortization shown separately below)	113	116	3	3	231	233	2	1
Gross margin	123	117	6	5	263	247	16	6
Selling, general and administrative expenses	62	57	(5)	(9)	123	117	(6)	(5)
Depreciation and amortization	26	27	1	4	52	52	—	—
Operating income	35	33	2	6	88	78	10	13
Interest expense, net(1)	(22)	(4)	(18)	NM	(41)	(4)	(37)	NM
Other expense, net	—	(1)	1	100	—	(1)	1	100
Provision for income taxes	(4)	(8)	4	50	(13)	(20)	7	35
Net income	9	20	(11)	(55)	34	53	(19)	(36)
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	9	20			34	53
Interest expense, net(1)	22	4			41	4
Provision for income taxes	4	8			13	20
Depreciation and amortization	26	27			52	52
Other non-cash expense, net(2)	1	1			1	1
EBITDA excluding non-cash items	62	60	2	3	141	130	11	8
EBITDA excluding non-cash items	62	60			141	130
Interest expense, net(1)	(22)	(4)			(41)	(4)
Convertible senior notes interest(3)	—	(2)			—	(4)
Adjustments to derivative instruments recorded in interest expense(1)	6	(1)			10	(5)
Amortization of debt financing costs(1)	1	—			2	1
Provision for current income taxes	(3)	(7)			(10)	(14)
Changes in working capital	6	4			2	10
Cash provided by operating activities	50	50			104	114
Changes in working capital	(6)	(4)			(2)	(10)
Maintenance capital expenditures	(3)	(2)			(5)	(3)
Free cash flow	41	44	(3)	(7)	97	101	(4)	(4)
___________
NM — Not meaningful

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.

(2)
Other non-cash expense, net, primarily includes expenses related to a long-term incentive compensation plan implemented in 2019 and non-cash gains (losses) related to the disposal of assets. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

(3)
Represents the cash interest expense related to the holding company level 2.00% Convertible Senior Notes due October 2023 that was reclassified to Atlantic Aviation through December 6, 2018, the date of Atlantic Aviation’s refinancing. The proceeds from this note issuance in October 2016 were used principally to reduce the drawn balance on Atlantic Aviation’s revolving credit facility. Cash interest expense on the note issuance is recorded in Corporate and Other subsequent to December 6, 2018.

MIC Hawaii

	Quarter Ended June 30,		Change Favorable/(Unfavorable)		Six Months Ended June 30,		Change Favorable/(Unfavorable)
	2019	2018			2019	2018
	$	$	$	%	$	$	$	%
	($ In Millions) (Unaudited)
Product revenue	61	60	1	2	125	124	1	1
Service revenue	—	15	(15)	(100)	—	33	(33)	(100)
Total revenue	61	75	(14)	(19)	125	157	(32)	(20)
Cost of product sales (exclusive of depreciation and amortization shown separately below)	45	41	(4)	(10)	85	89	4	4
Cost of services (exclusive of depreciation and amortization shown separately below)	—	14	14	100	—	30	30	100
Cost of revenue – total	45	55	10	18	85	119	34	29
Gross margin	16	20	(4)	(20)	40	38	2	5
Selling, general and administrative expenses	5	8	3	38	11	15	4	27
Depreciation and amortization	4	4	—	—	8	9	1	11
Operating income	7	8	(1)	(13)	21	14	7	50
Interest expense, net(1)	(2)	(2)	—	—	(5)	(3)	(2)	(67)
Other expense, net	(2)	—	(2)	NM	(2)	(1)	(1)	(100)
Provision for income taxes	(1)	(2)	1	50	(4)	(3)	(1)	(33)
Net income	2	4	(2)	(50)	10	7	3	43
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	2	4			10	7
Interest expense, net(1)	2	2			5	3
Provision for income taxes	1	2			4	3
Depreciation and amortization	4	4			8	9
Other non-cash expense (income), net(2)	5	(1)			7	5
EBITDA excluding non-cash items	14	11	3	27	34	27	7	26
EBITDA excluding non-cash items	14	11			34	27
Interest expense, net(1)	(2)	(2)			(5)	(3)
Adjustments to derivative instruments recorded in interest expense(1)	—	—			1	(1)
Provision for current income taxes	—	—			(3)	(1)
Changes in working capital	3	—			1	(6)
Cash provided by operating activities	15	9			28	16
Changes in working capital	(3)	—			(1)	6
Maintenance capital expenditures	(2)	(1)			(4)	(3)
Free cash flow	10	8	2	25	23	19	4	21
___________
NM — Not meaningful

(1)	Interest expense, net, includes adjustments to derivative instruments related to interest rate swaps and non-cash amortization of deferred financing fees.

(2)
Other non-cash expense (income), net, primarily includes non-cash adjustments related to unrealized gains (losses) on commodity hedges, expenses related to a long-term incentive compensation plan implemented in 2019 and non-cash gains (losses) related to the disposal of assets. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

Corporate and Other

	Quarter Ended June 30,		Change Favorable/(Unfavorable)		Six Months Ended June 30,		Change Favorable/(Unfavorable)
	2019	2018			2019	2018
	$	$	$	%	$	$	$	%
	($ In Millions) (Unaudited)
Selling, general and administrative expenses	8	10	2	20	14	15	1	7
Fees to Manager-related party	7	11	4	36	15	24	9	38
Operating loss	(15)	(21)	6	29	(29)	(39)	10	26
Interest expense, net(1)	(6)	(8)	2	25	(10)	(17)	7	41
Other income, net	—	7	(7)	(100)	4	8	(4)	(50)
Benefit for income taxes	7	6	1	17	11	11	—	—
Net loss	(14)	(16)	2	13	(24)	(37)	13	35
Reconciliation of net loss to EBITDA excluding non-cash items and a reconciliation of cash used in operating activities to Free Cash Flow:
Net loss	(14)	(16)			(24)	(37)
Interest expense, net(1)	6	8			10	17
Benefit for income taxes	(7)	(6)			(11)	(11)
Fees to Manager-related party	7	11			15	24
Other non-cash (income) expense, net	—	(1)			1	—
EBITDA excluding non-cash items	(8)	(4)	(4)	(100)	(9)	(7)	(2)	(29)
EBITDA excluding non-cash items	(8)	(4)			(9)	(7)
Interest expense, net(1)	(6)	(8)			(10)	(17)
Convertible senior notes interest(2)	—	2			—	4
Amortization of debt financing costs(1)	1	1			2	3
Amortization of debt discount(1)	1	1			2	2
Benefit for current income taxes	2	7			16	15
Changes in working capital	(2)	(7)			(20)	(16)
Cash used in operating activities	(12)	(8)			(19)	(16)
Changes in working capital	2	7			20	16
Free cash flow	(10)	(1)	(9)	NM	1	—	1	NM
___________
NM — Not meaningful

(1)	Interest expense, net, included non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.

(2)
Represents the cash interest expense reclassified to Atlantic Aviation related to the 2.00% Convertible Senior Notes due October 2023 through December 6, 2018, the date of Atlantic Aviation’s refinancing. The proceeds from this note issuance in October 2016 were used principally to reduce the drawn balance on Atlantic Aviation’s revolving credit facility. Cash interest expense on this note issuance is included in Corporate and Other subsequent to December 6, 2018.

MACQUARIE INFRASTRUCTURE CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA EXCLUDING
NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW

	For the Quarter Ended June 30, 2019
	IMTT	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations	Discontinued Operations	Total
	($ in Millions) (Unaudited)
Net income (loss)	9	9	2	(14)	6	3	9
Interest expense, net(1)	15	22	2	6	45	7	52
Provision (benefit) for income taxes	4	4	1	(7)	2	2	4
Depreciation and amortization	33	26	4	—	63	—	63
Fees to Manager-related party	—	—	—	7	7	—	7
Other non-cash expense, net(2)	3	1	5	—	9	—	9
EBITDA excluding non-cash items	64	62	14	(8)	132	12	144
EBITDA excluding non-cash items	64	62	14	(8)	132	12	144
Interest expense, net(1)	(15)	(22)	(2)	(6)	(45)	(7)	(52)
Adjustments to derivative instruments recorded in interest expense, net(1)	5	6	—	—	11	2	13
Amortization of debt financing costs(1)	—	1	—	1	2	—	2
Amortization of debt discount(1)	—	—	—	1	1	—	1
(Provision) benefit for current income taxes	(1)	(3)	—	2	(2)	—	(2)
Changes in working capital	2	6	3	(2)	9	(5)	4
Cash provided by (used in) operating activities	55	50	15	(12)	108	2	110
Changes in working capital	(2)	(6)	(3)	2	(9)	5	(4)
Maintenance capital expenditures	(8)	(3)	(2)	—	(13)	—	(13)
Free Cash Flow	45	41	10	(10)	86	7	93

	For the Quarter Ended June 30, 2018
	IMTT	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations	Discontinued Operations	Total
	($ in Millions) (Unaudited)
Net income (loss)	19	20	4	(16)	27	9	36
Interest expense, net(1)	11	4	2	8	25	5	30
Provision (benefit) for income taxes	8	8	2	(6)	12	—	12
Depreciation and amortization	33	27	4	—	64	15	79
Fees to Manager-related party	—	—	—	11	11	—	11
Other non-cash expense (income), net(2)	3	1	(1)	(1)	2	(1)	1
EBITDA excluding non-cash items	74	60	11	(4)	141	28	169
EBITDA excluding non-cash items	74	60	11	(4)	141	28	169
Interest expense, net(1)	(11)	(4)	(2)	(8)	(25)	(5)	(30)
Convertible senior notes interest(3)	—	(2)	—	2	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(1)	(1)	(1)	—	—	(2)	(3)	(5)
Amortization of debt financing costs(1)	—	—	—	1	1	1	2
Amortization of debt discount(1)	—	—	—	1	1	—	1
(Provision) benefit for current income taxes	(4)	(7)	—	7	(4)	—	(4)
Changes in working capital	6	4	—	(7)	3	(14)	(11)
Cash provided by operating activities	64	50	9	(8)	115	7	122
Changes in working capital	(6)	(4)	—	7	(3)	14	11
Maintenance capital expenditures	(5)	(2)	(1)	—	(8)	(1)	(9)
Free Cash Flow	53	44	8	(1)	104	20	124

	For the Six Months Ended June 30, 2019
	IMTT	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations	Discontinued Operations	Total
	($ in Millions) (Unaudited)
Net income (loss)	50	34	10	(24)	70	8	78
Interest expense, net(1)	28	41	5	10	84	12	96
Provision (benefit) for income taxes	20	13	4	(11)	26	—	26
Depreciation and amortization	66	52	8	—	126	—	126
Fees to Manager-related party	—	—	—	15	15	—	15
Other non-cash expense, net(2)	4	1	7	1	13	2	15
EBITDA excluding non-cash items	168	141	34	(9)	334	22	356
EBITDA excluding non-cash items	168	141	34	(9)	334	22	356
Interest expense, net(1)	(28)	(41)	(5)	(10)	(84)	(12)	(96)
Adjustments to derivative instruments recorded in interest expense, net(1)	7	10	1	—	18	4	22
Amortization of debt financing costs(1)	1	2	—	2	5	—	5
Amortization of debt discount(1)	—	—	—	2	2	—	2
(Provision) benefit for current income taxes	(12)	(10)	(3)	16	(9)	—	(9)
Changes in working capital	10	2	1	(20)	(7)	(25)	(32)
Cash provided by (used in) operating activities	146	104	28	(19)	259	(11)	248
Changes in working capital	(10)	(2)	(1)	20	7	25	32
Maintenance capital expenditures	(14)	(5)	(4)	—	(23)	—	(23)
Free Cash Flow	122	97	23	1	243	14	257

	For the Six Months Ended June 30, 2018
	IMTT	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations	Discontinued Operations	Total
	($ in Millions) (Unaudited)
Net income (loss)	44	53	7	(37)	67	16	83
Interest expense, net(1)	19	4	3	17	43	6	49
Provision (benefit) for income taxes	18	20	3	(11)	30	(1)	29
Depreciation and amortization	66	52	9	—	127	30	157
Fees to Manager-related party	—	—	—	24	24	—	24
Other non-cash expense (income), net(2)	5	1	5	—	11	(3)	8
EBITDA excluding non-cash items	152	130	27	(7)	302	48	350
EBITDA excluding non-cash items	152	130	27	(7)	302	48	350
Interest expense, net(1)	(19)	(4)	(3)	(17)	(43)	(6)	(49)
Convertible senior notes interest(3)	—	(4)	—	4	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(1)	(5)	(5)	(1)	—	(11)	(9)	(20)
Amortization of debt financing costs(1)	—	1	—	3	4	1	5
Amortization of debt discount(1)	—	—	—	2	2	—	2
(Provision) benefit for current income taxes	(8)	(14)	(1)	15	(8)	—	(8)
Changes in working capital	11	10	(6)	(16)	(1)	(13)	(14)
Cash provided by (used in) operating activities	131	114	16	(16)	245	21	266
Changes in working capital	(11)	(10)	6	16	1	13	14
Maintenance capital expenditures	(12)	(3)	(3)	—	(18)	(1)	(19)
Free Cash Flow	108	101	19	—	228	33	261
___________

(1)
Interest expense, net, includes adjustments to derivative instruments, non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.

(2)
Other non-cash expense (income), net, primarily includes pension expense of $2 million and $4 million for the quarter and six month periods ended June 30, 2019 and 2018, respectively, unrealized gains (losses) on commodity hedges, expenses related to a long term incentive compensation plan for senior management of the operating businesses implemented in 2019 and non-cash gains (losses) related to the disposal of assets. Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

(3)
Represents the cash interest expense reclassified to Atlantic Aviation related to the 2.00% Convertible Senior Notes due October 2023 through December 6, 2018, the date of Atlantic Aviation’s refinancing. The proceeds from this note issuance in October 2016 were used principally to reduce the drawn balance on Atlantic Aviation’s revolving credit facility. Cash interest expense on this note issuance is included in Corporate and Other subsequent to December 6, 2018.